PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                          New York, New York 10019-6064




                                                  June 10, 2002



Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland  21236

                                      Re: Williams Scotsman, Inc.
                        Registration Statement on Form S-4 (File No. 333-86482)

Ladies and Gentlemen:

                  In connection with the above captioned Registration Statement on Form S-4 (the "Registration Statement") filed by Williams Scotsman, Inc., a Delaware corporation, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth. Capitalized terms used and not otherwise defined herein have the meanings given them in the Registration Statement.

                  For purposes of our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents, records, certificates or other instruments as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

                  The opinion set forth below is limited to the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below.

                  Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we hereby confirm that the discussion set forth in the Registration Statement under the heading "UNITED STATES FEDERAL TAX CONSIDERATIONS" is our opinion.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "UNITED STATES FEDERAL TAX CONSIDERATIONS" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                    Very truly yours,



                                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison
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                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON